Exhibit 99.1

DONLIN GOLD PROJECT PROVIDES UPDATE ON RECENT DRILLING AND ONGOING COMMUNITY SUPPORT IN ALASKA AMID COVID-19 PANDEMIC

Despite initial interruption due to COVID-19, the 2020 drill program is off to a strong start with mineralized intercepts continuing to encounter grades higher than predicted by previous modeling

With 80 holes planned, totaling 22,000 meters, to be drilled in the ACMA and Lewis deposit areas, the 2020 drill program is the largest in 12 years

Donlin Gold continues to provide timely responses to urgent community needs during the COVID-19 pandemic

August 6, 2020 — Anchorage, Alaska — Barrick Gold Corporation (“Barrick”) (TSX: ABX) (NYSE: GOLD) and NOVAGOLD RESOURCES INC. (“NOVAGOLD”) (TSX: NG) (NYSE American: NG) are pleased to provide an update on their co-owned (50/50) Donlin Gold project (“Donlin Gold” or the “project”) and the 2020 drill program currently advancing with four drills turning at the site. All are operating within the framework of stringent safety measures, which include protocols to prevent the spread of COVID-19.

The Donlin Gold drill program, which commenced in February 2020, was temporarily paused in early April due to travel restrictions and other COVID-19 prevention measures in the region. Drilling activities resumed at Donlin Gold in late May, following the reopening of certain aspects of the States’ economy by Alaska's Governor, and after consultation with employees, contractors, and regional villages regarding safety measures. To minimize the risk posed by COVID-19, Donlin Gold implemented a broad set of policies at the project site and the administrative office in Anchorage. Almost 60% of the drilling has been completed to date, with assays reported from approximately 10% of the planned drilling.

Of equal importance to this positive development, and consistent with our commitment to our decades-long partnership with Calista Corporation (“Calista”) and The Kuskokwim Corporation (TKC), Donlin Gold’s Native Corporation partners and owners of the project’s subsurface and surface rights respectively, we responded with urgently needed community support during the pandemic. This support includes food and supplies and partnering in ongoing community engagement in environmental management, safety, training, educational, health, and cultural initiatives. Involving the local communities in all aspects of the project is core to both Barrick’s and NOVAGOLD’s philosophy as illustrated by the fact that approximately 80% of Donlin Gold direct hires are Alaska Natives.

Objectives of the 2020 Drill Program

The primary objective of the 2020 drill program, the largest such campaign at Donlin Gold since 2008, is to validate recent geological and resource modeling controls developed by the owners, Barrick and NOVAGOLD. The other objective is to test potential extensions of high-grade zones, most of which would be expected to be mined early in the life of a future mine. The newly obtained data should also enhance the understanding of the mineralized zones and lead the partners to determine the next steps.

Statements by the Owners

The first set of results from this year’s drill program continue to substantiate the unique value proposition that Donlin Gold represents for both owners.

“Diligent exploration and detailed geological modeling are essential in establishing a strong foundation on which to deliver optimal value from an asset the size of Donlin,” said Mark Bristow, President and CEO of Barrick.

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“These early drill results have improved our understanding of the orebody, supporting the more recent geologic modelling. They also underscore Donlin Gold’s significant potential as well as extraordinary optionality to the gold price over multiple cycles and in a mining friendly jurisdiction[1],” Bristow said.

“We have ensured that our operations are working as safely and responsibly as possible alongside our Native Corporation partners, Calista and TKC, providing extensive resources and support in Alaska, particularly in the remote Yukon-Kuskokwim region closest to the project.”

Greg Lang, NOVAGOLD’s President and Chief Executive Officer said, “These are great early results and I’m particularly encouraged by the high-grade mineralization encountered near surface. This is an exciting time for Donlin Gold. I would like to express my sincere gratitude to the Donlin Gold team, who, despite the COVID interruption, is on track to complete the drill program in the fourth quarter. Once the program is completed, the results will be incorporated in an updated geological model that should form the basis for the owners to provide information on the approach to the next steps.”

Mr. Lang added, “We are delighted that, consistent with our long-term strategy, all this activity is taking place in an environment when the gold price is setting new all-time highs and few, if any, other projects of the size and quality of Donlin Gold are in a position to be developed anywhere in the world. With key federal and state permits in hand, we believe that the timeline for this uniquely attractive project in a Top Tier1 jurisdiction is in the owners’ control.”

2020 Drill Results Highlights

A total of 47 core holes have been drilled or are in progress (13,795 meters), as of August 4th, 2020, with assays reported from 2,246 meters of drilling
Significant distinct high-grade intervals were intercepted in multiple areas, including good intervals near surface
Five of the top intervals so far include (g/t = grams per tonne, m = meters):
DC20-1871 intersected 41.91 m grading 11.61 g/t gold, starting at 30.35 m drilled depth
DC20-1866 intersected 45.91 m grading 5.03 g/t gold, starting at 35.39 m drilled depth; 23.36 m grading 4.15 g/t gold, starting at 108.30 m drilled depth; and 30.28 m grading 4.20 g/t gold, starting at 226.53 m drilled depth
DC20-1873 intersected 7.66 m grading 18.40 g/t gold, starting at 60.88 m drilled depth
Additional significant intervals are shown below in Table 2

Results from the initial drilling support continued analysis of the updated lithological model and controls of the higher grades. The initial drill assays exceed the modeled grade-thickness with higher grade observed over thinner intervals. Hole DC20-1871, highlighted above and located in the ACMA deposit, is a good example of high-grade mineralization near surface in an area of moderately dense drilling that had seen other high grade intercepts, but not of the magnitude of this drill hole. This is an area that has been designated for the early years of mine operation.

COVID-19 Response & Community Engagement

To date no employees or contractors at Donlin Gold have tested positive for COVID-19. Donlin Gold is fortunate to work with strong and dedicated community partners in Alaska and in the Yukon-Kuskokwim region, who share the objective of protecting the health of Donlin Gold’s employees and contractors. Donlin Gold has implemented a wide-ranging set of policies at its office in Anchorage and at the project site this year designed to prevent the spread of COVID-19, including:

Testing of all employees and contractors (In-state personnel - one negative test prior to going to camp, village personnel - two negative tests upon arrival and prior to returning to their village, and out-of-state personnel - two negative tests prior to going to camp) visiting the Donlin Gold project site
Utilizing charters to safely deliver employees to and from camp to minimize in-region travel
Screening and social distancing measures while at camp
More frequent sanitization practices

Increased communication around hygiene and sanitization practices, as well as identification of symptoms

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1 Top Tier Jurisdictions are deemed “low risk” by the Investment Attractiveness Index in the Fraser Institute Annual Survey of Mining Companies, 2019.

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In addition, Donlin Gold worked with Calista, TKC and other key representatives in the region to respond to urgent community needs resulting from the COVID-19 pandemic. This was in addition to ongoing community engagement in environmental management, safety, training, educational, health and cultural initiatives. These included:

Chartered food deliveries to remote middle Kuskokwim villages that are without a regular air carrier service. Many communities had been cut off from primary winter transportation when the regional airline declared bankruptcy. Every home in eight middle Kuskokwim villages closest to the project received a box of food and buckets for any homes without running water
Established a food distribution center/food bank, to deliver supplies to residents homebound due to medical/health issues, quarantine requirements, or other reasons
When the Donlin Gold project camp temporarily closed in early April, thousands of pounds of food were delivered to food banks and homeless shelters
Assembled and shipped 1,400 face mask making kits to 56 Y-K villages. Coordinated with Tribal administrators to identify individuals that need masks for Elders and COVID-susceptible people
Working with Bethel Community Services Foundation and other parties on the COVID-19 Resiliency Fund to provide support and on potential partnerships to help homeless youth

Other ongoing initiatives include:

CleanUp GreenUp, an annual initiative that includes community participation from more than 32 villages to clean-up their outdoor environment

Campfire Alaska Summer Program with support staff in 23 Yukon Kuskokwim communities to provide distanced activities and meal programs for youth and Elders

Donlin Gold worked with TKC, the State of Alaska and Alaska Native Tribal Health Consortium in an initiative to upgrade, as well as improve health and safety standards, of water and sewer services in Middle Kuskokwim area communities

In a partnership with TKC, the Village of Crooked Creek, and the Napaimute Tribe, Donlin Gold funded and provided technical data to extend and maintain the ice road on the Kuskokwim River - greatly improving safety and access to nearby remote communities

Permitting Update

Donlin Gold, working with its Native Corporation partners, continues to support the State of Alaska to advance other permits and certificates needed for the project. While the field work related to the issuance of the Alaska Dam Safety certificates has been temporarily paused to concentrate on the ongoing drill program, the Alaska Department of Natural Resources’ (ADNR) Division of Oil and Gas (DOG) is strengthening the cumulative effects analysis for the State Right-of-Way (ROW) agreement and lease authorization for the buried natural gas pipeline. Donlin Gold supported the State’s decision to complete this work and we expect that the ROW lease offer will be upheld and reissued by ADNR in approximately five months.

About the Donlin Gold Project

Donlin Gold is located in Alaska, the second largest gold-producing state in the U.S., with approximately 39 million ounces of gold grading 2.24 grams per tonne in the measured and indicated resource categories (100 percent basis)2, it hosts one of the largest and highest-grade undeveloped open pit gold endowments in the world. The planned pits occupy only three kilometers of an eight-kilometer mineralized belt, which itself is located on less than 5% of Donlin Gold’s land position. Current activities at Donlin Gold are focused on the drill program, optimization efforts, and community outreach.

Donlin Gold LLC is an Alaska-based company owned equally by Barrick Gold U.S. Inc. and NovaGold Resources Alaska, Inc., which are wholly owned subsidiaries of Barrick and NOVAGOLD, respectively.

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2 Donlin Gold data as per the Second Updated Feasibility Study (as defined below). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis, of which Barrick and NOVAGOLD each own 50%. Mineral resources have been estimated as at December 31, 2019 in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

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FIGURE 1

Drill Hole Collar Locations

Depicted grid system is based on NAD83 UTM zone 4N coordinates. Figure 1 includes the holes drilled to date and those highlighted in yellow are those with assays reported.

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TABLE 1

Drill Hole Orientations* and Depths

Hole	Azimuth (°)	Inclination (°)	Depth (m)
DC20-1865	237	79	227.0
DC20-1866	45	67	302.7
DC20-1867	28	73	217.5
DC20-1868	298	67	247.2
DC20-1869	330	72	175.9
DC20-1870	307	71	249.9
DC20-1871**	303	64	458.4
DC20-1872**	309	53	632.8
DC20-1873**	250	50	274.9

* Note that azimuth and inclination values vary as each hole progresses. The stated values are hole averages, rounded to the nearest degree.

**Azimuth and inclination of these holes only include data from downhole directional surveys performed by the drilling contractor. Televiewer surveys were also conducted, but those data are not yet reflected here due to interpretations in progress. Once they are included, the azimuth and inclination values could change.

QA/QC Procedures

The QA/QC procedures for the 2020 Donlin Gold drill program and sampling protocol were developed and managed by Donlin Gold LLC and overseen by Barrick and NOVAGOLD. The chain of custody from the drill site to the sample preparation facility was continuously monitored. All samples are HQ-diameter core. Approximately 97% core recovery has been achieved to date. Core was logged, cut, and sampled at site by Donlin Gold employees. Samples were primarily collected on two-meter lengths, with a minimum length of 0.3 meters and maximum length of approximately 3.5 meters. Sampled half-core was crushed and pulverized in either ALS Limited’s Fairbanks, Alaska or Whitehorse, Yukon sample preparation facilities. Pulp samples were sent to the ALS lab in Vancouver, British Columbia for gold assays and multi-element analysis. At least 14 quality control samples (four standards, four coarse blanks, two pulp blanks, two coarse duplicates, and two pulp duplicates) were inserted into each batch of 80 samples. The review of the quality control samples did not indicate any bias or error.

Downhole directional surveys were completed on all holes by both Boart Longyear drill operators and on all but one hole by DGI Geoscience Inc. technicians, and collar surveys were completed on all holes by Rowland Engineering Consultants.

Each of ALS Limited, Boart Longyear, DGI Geoscience Inc., and Rowland Engineering Consultants are independent of Donlin Gold, Barrick, and NOVAGOLD.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has reviewed and approved the information contained related to the Donlin Gold drilling program and other scientific and technical information related to the Donlin Gold project contained in this media release.

Jay Olcott, SME Registered Member, who is a Barrick Project Manager and a “qualified person” under NI 43-101 has reviewed and approved the assay results for the Donlin Gold project contained in this media release.

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Barrick Contacts:

Kathy du Plessis

Investor and Media Relations

+44 20 7557 7738

Email: barrick@dpapr.com

Catherine Raw

COO, North America

Tel: +1 416 307 5157

Email: craw@barrick.com

www.barrick.com

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

Tel: +1 604-669-6227 or 1-866-669-6227

www.novagold.com

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APPENDIX

TABLE 2

2020 Donlin Gold Significant Assay Intervals

Hole ID	Area	From (Meters)	To (Meters)	Length (Meters)	Au Grade (g/t)
DC20-1865	ACMA	136.75	149.16	12.41	4.91
DC20-1865		155.50	174.21	18.71	2.03
DC20-1865		200.22	213.57	13.35	2.97
DC20-1865		TOTAL		44.47	3.12
DC20-1866	ACMA	14.00	17.82	3.82	3.48
DC20-1866		35.39	81.30	45.91	5.03
including		63.35	75.30	11.95	10.44
DC20-1866		98.25	103.42	5.17	7.01
DC20-1866		108.30	131.66	23.36	4.15
DC20-1866		208.44	221.61	13.17	4.69
DC20-1866		226.53	256.81	30.28	4.20
DC20-1866		266.00	276.76	10.76	4.72
DC20-1866		281.33	285.57	4.24	1.83
DC20-1866		291.00	296.86	5.86	5.61
DC20-1866		TOTAL		142.57	4.61
DC20-1867	ACMA	23.20	28.04	4.84	7.37
DC20-1867		66.14	70.74	4.60	5.90
DC20-1867		92.68	104.00	11.32	6.17
DC20-1867		TOTAL		20.76	6.39
DC20-1868	ACMA	115.51	125.74	10.23	4.13
DC20-1868		243.48	247.19	3.71	1.92
DC20-1868		TOTAL		13.94	3.54
DC20-1869	ACMA	10.80	16.15	5.35	3.22
DC20-1869		33.30	43.30	10.00	2.68
DC20-1869		49.30	58.83	9.53	3.86
DC20-1869		128.19	137.60	9.41	3.08
DC20-1869		TOTAL		34.29	3.20
DC20-1870	ACMA	156.66	164.60	7.94	4.24
DC20-1870		173.10	180.80	7.70	7.53
DC20-1870		TOTAL		15.64	5.86
DC20-1871	ACMA	12.80	20.80	8.00	4.01
DC20-1871		30.35	72.26	41.91	11.61
including		38.24	42.24	4.00	17.00
including		55.78	62.26	6.48	38.77
DC20-1871		341.67	347.44	5.77	1.00
DC20-1871		TOTAL		55.68	9.42
DC20-1872	Lewis	163.82	167.70	3.88	4.39
DC20-1872		290.62	294.58	3.96	3.17
DC20-1872		TOTAL		7.84	3.78
DC20-1873	Lewis	42.90	53.74	10.84	4.36
DC20-1873		60.88	68.54	7.66	18.40
including		63.16	68.54	5.38	25.26
DC20-1873		TOTAL		18.50	10.17

Significant intervals represent drilled intervals and not necessarily true thickness of mineralization. Mineralized intervals meet or exceed 3 meters in length above 1 g/t. A maximum of 4 meters of continuous dilution (<1 g/t) is permitted. Any drill intervals not depicted in this table did not meet the significant interval criteria. Assay data are not yet available from 370.2m to 458.4m in DC20-1871, from 0.0m to 111.3m and 338.5m to 632.8m in DC20-1872, and from 228.5m to 274.9m in DC20-1873.

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Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of Barrick and NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding anticipated benefits from the 2020 drill program including an improved geological model for Donlin Gold; ongoing support provided to key stakeholders including Native Corporation partners; the potential impact of the COVID-19 pandemic on the development of Donlin Gold; the potential development and construction of Donlin Gold; the sufficiency of funds to continue to advance development of Donlin Gold; perceived merit of properties; mineral reserve and resource estimates; and future share price performance of Barrick and NOVAGOLD. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent Barrick’s and NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits including the ROW lease offer for the project’s buried natural gas pipeline; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the outbreak of the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between Barrick and NOVAGOLD for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold; and other risks and uncertainties disclosed in Barrick’s most recent Form 40-F/Annual Information Form on file with the SEC and Canadian provincial securities regulatory authorities and NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by Barrick and NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting Barrick’s and NOVAGOLD’s Investor Relations website at www.barrick.com and www.novagold.com, respectively, or the SEC's website at www.sec.gov or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions and projections of Barrick and NOVAGOLD on the date the statements are made. Barrick and NOVAGOLD assume no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

NOVAGOLD cautions that this media release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this media release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the Company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

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